As filed with the Securities and Exchange Commission on October 13, 2009.

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

2020 CHINACAP ACQUIRCO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5500605
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Surfmax Corporation 221 Boston Post Road East Suite 410 Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Common Stock Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: (If applicable)
n/a

Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the units, common stock and warrants of 2020 ChinaCap Acquirco, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-142255), filed with the Securities and Exchange Commission on April 20, 2007, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

3.1	Form of Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

3.2	Amended and Restated By-Laws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

4.1	Specimen Unit Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

4.2	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

4.3	Specimen Warrant Certificate, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

4.4
Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, filed on April 20, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

2020 CHINACAP ACQUIRCO, INC.
Date: October 13, 2009	By:	/s/ G. George Lu
G. George Lu
Chairman of the Board, Chief Executive Officer and President